Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 28, 2015, relating to the consolidated financial statements of InvenSense, Inc. and subsidiaries (“the Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the year ended March 29, 2015.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

November 17, 2015